Exhibit 10.16

FIRST AMENDMENT TO WARRANT

THIS FIRST AMENDMENT TO WARRANT (the “Amendment”) is executed as of this 6thday of October, 2011 by and between BLAST ENERGYSERVICES, INC., a Texas corporation (“Company”), and the XXXXXXX(the “XXXXXXX”). All capitalized terms used but not otherwise defined herein have the respective meanings given them in the Note Purchase Agreement.

W I T N E S S E T H

WHEREAS,on February 24, 2011, the Company and XXXXXXXentered into that certain NotePurchase Agreement (the “Note Purchase Agreement”);

WHEREAS, pursuant to the Note Purchase Agreement, on February 24, 2011 the Company issued to XXXXXXX a warrant to purchase 12,000,000 shares of common stock, par value $0.001 per share of the Company (the “Warrant”);

WHEREAS, the Company and XXXXXXX desire to amend the Warrant on the terms and for the consideration set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to Warrant

a.	The defined term “Warrant Price” in Section 8 of the Warrant is hereby amended and restated as follows:

“Warrant Price” means “One Cent ($0.01), as such price may be adjusted from time to time as shall result from the adjustment specified in this Warrant including Section 4 hereto. Notwithstanding anything else contained in this Warrant to the contrary, including any adjustment specified in Section 4 hereto, the Warrant Price shall never be adjusted to greater than One Cent ($0.01), unless a Merger Event has occurred, in which case the provisions of Section 4(b) shall apply thereafter in determining the Warrant Price in connection with future events after the consummation of such Merger Event.

b.	Section 4(b)(2) shall be amended and restated as follows:

“(2) the Warrant Price then in effect shall be adjusted to equal the lesser of (x) $0.01 and (y) (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof) divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof).

However, if a Merger Event occurs (as described in Section 4(g) below), the foregoing Section 4(b)(2) shall no longer apply and the following revised Section 4(b)(2) shall apply:

(2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof) divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof).”

c.
A new Section 4(g) shall state: “Notwithstanding the preceding sections of this Section 4, if the Company consummates a merger transaction, directly or indirectly, with XXXXXXXXXX prior to the expiration of the Term, then immediately prior to such merger (a “Merger Event”), Section 4(c) Adjustment upon Issuance of Shares of Common Stock, Section 4(d) Certain other Distributions, and Section 4(d) Other Provisions applicable to Adjustments under this Section [sic], shall be of no further force and effect, and “Permitted Issuances” defined under Section 8 hereof shall be deleted in its entirety.”

d.	Under the definition of “Delivery Date” in Section 2(d), the words “Five (5) Trading Days” shall be replaced with “Ten (10) Trading Days.”

e.
For avoidance of doubt and notwithstanding anything to the contrary, neither the Warrants, nor the Common Stock issuable upon exercise thereof, are granted any rights by the Issuerthat obligate theIssuer to register such securities pursuant to a registration statement or make available any exemption from registration under any federal or state securities laws.

2. Consideration.As consideration for the Amendment, within 3 business days of the date hereof, XXXXXXX shall pay to the Company $30,000.

3. Representations and Warranties.The Company represents and warrants to XXXXXXX that:

a.
All warranties and representations made by the Company to XXXXXXX under the Transaction Documents are true and correct, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified by materiality, Material Adverse Effect or dollar thresholds in the text thereof), as to the date hereof unless they specifically relate to an earlier date in which case they shall be true and correct as of such date.

b.
The Company has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company, this Amendment shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

c.	No default or Event of Default has occurred, is continuing,or upon effectiveness of this Amendment will occur, under any of the Transaction Documents.

4. Limited Effect.Except as amended hereby, the Warrant shall remain in full force and effect, and the valid and binding obligation of the parties thereto.  Any reference in the Warrant or herein to the “Warrant” shall mean the Warrant, as amended hereby.

5. Effective Time.  This Amendment shall be deemed effective from and after due execution and delivery by each party hereto.

6. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Amendment.

7. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, have caused this First Amendment to Warrant to be duly executed and delivered as of the date first written above.

BLAST ENERGYSERVICES, INC.		XXXXXXX

By:	/s/Michael Peterson	By:	/s/ XXXXXXXX
	Name: Michael Peterson		Name: XXXXXXX
	Title: President		Title: Authorized Signatory